 Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-222064

PROSPECTUS

5,609,755 Shares

Common Stock Offered by the Selling Stockholders

This prospectus relates to resales by certain selling stockholders from time to time of up to 5,609,755 shares of common stock, par value $0.001 per share, that we previously issued to the selling stockholders on November 17, 2017 in a private placement.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 5. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Capital Market under the symbol “CDXC.” On December 28, 2017, the closing sale price of our common stock on the NASDAQ Capital Market was $5.86 per share. You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

Investing in our common stock involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 3 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2017

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ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor any selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock (“Common Stock”), only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”), and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or any sale of our Common Stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.” In this prospectus, references to “ChromaDex,” “registrant,” “we,” “us,” and “our” refer to ChromaDex Corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements about:

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our business;

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our business strategy;

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products and services we may offer in the future;

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the outcome and impact of litigation;

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the timing and results of future regulatory filings;

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the timing and results of future clinical trials;

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our ability to collect from major customers;

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our sales and marketing strategy and capital outlook;

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our estimates regarding our capital requirements, future expenses and need for additional financing; and

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our use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, usually under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our Common Stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus and in the documents incorporated by reference herein.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our Common Stock.

ChromaDex Corporation

The business of ChromaDex Corporation is conducted by our principal subsidiaries, ChromaDex, Inc., Healthspan Research, LLC, ChromaDex Analytics, Inc. and ChromaPharma, Inc. We are a natural products company that leverages our complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. Through our ingredients segment, we offer our branded ingredients such as NIAGEN®, nicotinamide riboside, and pTeroPure®, pterostilbene. With the acquisition of Healthspan Research, LLC in March 2017, we established a consumer product segment, which offers finished bottled dietary supplement products that contain NIAGEN®. We also have a core standards and contract services segment, which focuses on natural product fine chemicals (known as “phytochemicals”) and regulatory consulting services. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, intellectual property-backed ingredient technologies. We then utilize our business to develop commercially viable proprietary ingredients. Our proprietary ingredient portfolio is backed with clinical and scientific research, as well as extensive intellectual property protection.

Private Placement

On November 3, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which we agreed to sell and issue up to $23.0 million of our Common Stock at a purchase price of $4.10 per share. On November 17, 2017, we held the closing under the Purchase Agreement and issued 5,609,755 shares of Common Stock to the Purchasers (the “Shares”) at a purchase price of $4.10 per share. The Shares were not initially registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the Shares being purchased by them are being acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

On November 3, 2017, we entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to (i) file one or more registration statements with the SEC to cover the resale of the Shares by the Purchasers, (ii) use our reasonable best efforts to have all such registration statements declared effective within the timeframes set forth in the Registration Rights Agreement, and (iii) use our commercially reasonable efforts to keep such registration statements effective during the timeframes set forth in the Registration Rights Agreement. In the event that such registration statements are not filed or declared effective within the timeframes set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or the Purchasers are unable to sell the Shares because we have failed to satisfy the current public information requirement of Rule 144 under the Securities Act, we would be required to pay liquidated damages to the Purchasers equal to 1.0% of the aggregate purchase price per month for each default (up to a maximum of 5% of such aggregate purchase price).

The registration statement of which this prospectus is a part relates to the resales of the Shares issued to the Purchasers under the Purchase Agreement.

Our principal executive offices are located at 10005 Muirlands Blvd. Suite G, Irvine, California, 92618. Our telephone number is (949) 419-0288. Our website is located at www.chromadex.com. The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders	5,609,755 Shares

Use of Proceeds	We will not receive any proceeds from the sale of Shares in this offering by the selling stockholders.

NASDAQ Capital Market Symbol	CDXC

RISK  FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the Shares of Common Stock offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders, or their pledgees, assignees, or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 5,609,755 shares of our Common Stock. The Shares were issued by us in a private placement that closed on November 17, 2017. The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of November 20, 2017 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC.
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage	Offered (2)	Number	Percentage
ICQ Investments CX, LP (3)	1,707,317	3.2%	1,707,317	—	*
Winsave Resources Limited (4)	1,219,512	2.3%	1,219,512	—	*
Champion River Ventures Limited (5)	6,500,937	12.1%	731,707	5,769,230	10.7%
Pioneer Step Holdings Limited (6)	4,333,960	8.1%	487,805	3,846,155	7.1%
Key Sino Investments Limited (7)	365,854	*	365,854	—	*
Linberg's Investments Limited (8)	121,951	*	121,951	—	*
Frank John Sixt	243,902	*	243,902	—	*
Boyu Capital Opportunities Master Fund (9)	195,122	*	195,122	—	*
Sino Elect Investments Limited (10)	48,780	*	48,780	—	*
Mega City Investments Limited (11)	487,805	*	487,805	—	*

*	Less than 1%

(1)
“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of November 20, 2017, and the percentage is based upon 53,837,626 shares of our Common Stock outstanding as of November 20, 2017.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.
(3)
ICQ Management, LLC (“ICQ GP”) is the general partner of ICQ Investments CX, LP. Divesh Makan is the managing member of ICQ GP. The address for the entities and individuals listed in this footnote is c/o ICONIQ Capital, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.

(4)
Winsave Resources Limited (“Winsave”) is a wholly-owned subsidiary of Li Ka Shing (Overseas) Foundation (“LKSOF”). Investment decisions by LKSOF are made by the majority vote of a board of directors currently consisting of 14 persons, of which Li Ka Shing (“Mr. Li”) is the Chairman. Investment decisions by Winsave are made by the majority vote of a board of directors currently consisting of five persons. Mr. Li is not a director or officer of Winsave.

(5)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Champion River Ventures Limited (“Champion River”) beneficially owned and had sole voting and dispositive power with respect to 6,500,937 shares (the “Champion Shares”), (ii) Prime Tech Global Limited (“Prime Tech”), by virtue of being the sole shareholder of Champion River, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, (iii) Mayspin Management Limited (“Mayspin”), by virtue of being the sole shareholder of Prime Tech, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, and (iv) Mr. Li, by virtue of being the sole shareholder of Mayspin, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares. In addition, Mr. Li is one of 14 directors of LKSOF, which is the sole stockholder of one of the other selling stockholders, Winsave. However, Mr. Li does not report as having Section 13(d) beneficial ownership over any of the shares owned by Winsave. Champion River has exercised its right to designate for appointment one director to our board of directors and has designated, and our board of directors has appointed, Tony Lau to fill such seat. The registered office address for Champion River and Mayspin is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and the registered office address for PrimeTech is P.O. Box 901, East Asia Chambers, Road Town, Tortola, British Virgin Islands, and the correspondence address for each of Champion River, PrimeTech, and Mayspin is c/o 7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

(6)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had sole voting and dispositive power with respect to 4,333,960 shares (the “Pioneer Shares”) and (ii) Chau Hoi Shuen Solina Holly, by virtue of being the sole shareholder of Pioneer Step, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Pioneer Shares. Pioneer Step has exercised its right to designate for appointment one director to our board of directors and has designated, and our board of directors has appointed, Wendy Yu to fill such seat. The registered office address for Pioneer Step is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.

(7)	Lin Tian Maw has voting and investment power with respect to the shares held by Key Sino Investments Limited.
(8)	Eric Lin has voting and investment power with respect to the shares held by Linberg's Investments Limited.
(9)
Any two of Ruofan Fang, Chung Shing Vincent Fok and Ho Cheung Harry Mui jointly may be deemed to have voting and investment power with respect to the shares held by Boyu Capital Opportunities Master Fund.

(10)	Awy Dionisius Julianto has voting and investment power with respect to the shares held by Sino Elect Investments Limited.
(11)	Fan Jianxin has voting and investment power with respect to the shares held by Mega City Investments Limited.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary – Private Placement,” in November 2017, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold and issued the Shares to the selling stockholders and entered into the Registration Rights Agreement with the selling stockholders pursuant to which we agreed to file a registration statement with the SEC to cover the resale of the Shares by the selling stockholders. Except as noted in the footnotes to the Selling Stockholders table above, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the Shares issued to the selling stockholders to permit the resale of these Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling Shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell Shares short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling stockholders may deliver Shares of Common Stock covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use Shares registered on the registration statement of which this prospectus is a part to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares of Common Stock. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The selling stockholders will pay any underwriting discounts and commissions incurred in disposing of the Shares. We will bear all other expenses incident to our performance of or compliance with the Registration Rights Agreement, including (i) all registration and filing fees, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing and delivery expenses, (iv) all fees and disbursements of counsel for us and of all independent certified public accountants of us, (v) Securities Act liability insurance or similar insurance if we so desire or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange, (vii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (viii) all fees and expenses of any special experts retained by us in connection with any registration, (ix) all of our internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties), (x) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging, (xi) all reasonable fees and disbursements of one legal counsel for the selling stockholders in an amount not to exceed $50,000 in the aggregate during the term of the Registration Rights Agreement and (xii) any other fees and disbursements customarily paid by the issuers of securities. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

LEGAL  MATTERS

The validity of the Shares to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

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the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on April 21, 2016, including any amendments or reports filed for the purpose of updating such description;

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2017, July 1, 2017 and September 30, 2017, filed with the SEC on May 11, 2017, August 10, 2017 and November 9, 2017, respectively;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 6, 2017, February 17, 2017, February 23, 2017, March 28, 2017, April 19, 2017, April 27, 2017, May 2, 2017, May 25, 2017, June 12, 2017, June 23, 2017, August 14, 2017, August 21, 2017, August 23, 2017, September 6, 2017, October 10, 2017, November 6, 2017, November 21, 2017 and December 21, 2017; and

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our Definitive Proxy Statement on Schedule 14A and amendment thereto filed with the SEC on May 1, 2017.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

ChromaDex Corporation
10005 Muirlands Boulevard
Suite G
Irvine, CA 92618
Attn.: Corporate Secretary

Information contained on our website, www.chromadex.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing us at the following address: ChromaDex Corporation, 10005 Muirlands Boulevard Suite G, Irvine, CA 92618, Attn.: Corporate Secretary.